THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                           EFINANCIAL DEPOT.COM, INC.
                            6% CONVERTIBLE DEBENTURE

$2,500,000  USD     February  2,  2000

          EFINANCIAL DEPOT.COM, INC., a Delaware corporation (the "Company"), for the value received, hereby unconditionally and absolutely promises to pay to the order of OXFORD CAPITAL CORP., or holder (collectively, the "Holder"), upon presentation and surrender of this Debenture to the Company at its office at 150-1875 Century Park East, Century City California, 90067, or such other place as the Company may designate from time to time, the Principal Sum due under this Debenture, on February 2, 2003, or if such day is not a regular business day, then on the next business day thereafter or (the "Maturity Date"), plus interest at the simple rate of six percent (6%) per annum with all accrued and unpaid interest due and payable on the Maturity Date or on the date this Debenture is converted into shares of the common stock pursuant to Section 1.

          All dollar amounts set forth in this Debenture are United States Dollars. A regular business day is a day on which banks in the State of New York and the Province of Alberta are open for business and a trading day is a day in which the New York Stock Exchange is open for trading.

          1.     PRINCIPAL  SUM.

The Principal Sum outstanding at any time shall be Two Million Five Hundred Thousand ($2,500,000) Dollars less any Principal Sum prepaid through the date of the calculation and less any Principal Sum which had been converted into Common Stock as provided for in Section 2 hereof through the date of the calculation.

          2.     CONVERSION.

               (a) The Holder of this Debenture shall have the right, at its option, beginning on the thirtieth (30th) day after the Closing Date through 5:00 p.m. Alberta, Canada time on the last regular business day immediately prior to the Maturity Date to convert, subject to the terms and provisions of this Section 2, any or all of the outstanding Principal Sum of this Debenture. Conversions made pursuant to this Section 2 shall be made at a price (the "Conversion Price") per share equal to the lesser of: (i) eighty percent (80%) of the average closing bid price of the Common Stock of the Company on the principal market for such Common Stock for 5 days preceding the date a conversion notice is provided to the Company (the "Conversion Date") or (ii) five ($5.00) dollars; in no event shall the Conversion Price be lower than $3.00.

          To effect conversion of all or any part of the Principal Sum secured by this Debenture, the Holder shall present the Company with a written Notice of Conversion by either registered mail or facsimile on the date of Conversion. In either case, prior to issuance of previously unissued shares in the Common Stock of the Company to the Holder, this Debenture must be surrendered at the principal office of the Company, accompanied by the original Notice of Conversion duly executed, and, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or its attorney duly authorized in writing to specify whether the Holder desires interest on the amount of the Principal Sum being converted to be paid in cash by Company check, or in shares of Common Stock of the Company.

               (b) As promptly as practicable after the surrender, as herein provided, of this Debenture for conversion and the completed and executed Notice of Conversion, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Debenture so surrendered: (i) certificates representing the largest number of fully paid and nonassessable full shares of Common Stock into which this Debenture may be converted in accordance with the provisions of this Section 2; (ii) a check in payment for fractional shares, based on amount in cash equal to such fraction multiplied by the current "Market Price" as defined in Section 4 hereof; (iii) cash or additional shares of Common Stock of the Company for the accrued but unpaid interest due on the Principal Sum being converted through the date of the Notice of Conversion; and (iv) a replacement Debenture identical to this Debenture, except as to the issue date and as adjusted to reflect the Principal Amount actually outstanding after the conversion, if less than the then outstanding Principal Sum is being converted. Such conversion shall be deemed to have been made at the close of business on the date that this Debenture shall have been received by the Company for conversion, with a Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Debenture as a Debenture holder as to the Principal Sum being converted shall cease at such time and, subject to the provisions of this Section 2(b), the person or persons entitled to receive the shares of Common Stock upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock (including any Common Stock issued for interest) at such time and such conversion shall be at the Conversion Price in effect at such time.

               (c) After the registration of the Common Stock underlying this Debenture, and after the shares of the Common Stock have traded above $10.00 on each day for 20 consecutive trading days, if there has been no Event of Default under this Debenture, the principal amount of the Debenture will be converted in accordance with the conversion terms of Section 2(a) above.

          3.     INTEREST

               At the Holder's election, accrued but unpaid interest must be paid in Common Stock of the Company in an amount of shares equal to the interest to be paid in Common Stock divided by the Conversion Price applicable to the Principal hereunder. Not earlier than the sixtieth (60th ) day and not later than the thirtieth (30th) day prior to the Maturity Date, the Holder shall notify the Company if it desires to have the accrued but unpaid interest due on the Maturity Date paid in shares of Common Stock of the Company. If the Holder does not give any such notice in a timely manner, the interest at Maturity shall be paid in cash by Company check.

          4.     ANTI-DILUTION  PROVISIONS.

               After February 2, 2000, and so long as this Debenture is outstanding and not fully exercised, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than $3.00; or (ii) issue or sell any warrant, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than $3.00.

          5.     RECLASSIFICATION,  REORGANIZATION  OR  MERGER.

               In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Debenture) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by converting this Debenture at any time prior to the payment in full of the Debenture, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been acquired upon conversion of this Debenture immediately prior to such reclassification, change consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture. The foregoing provisions of this Section 5 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this
Section  5  hereof.

          6.     REGISTRATION  UNDER  THE  SECURITIES  ACT  OF  1933.

               The Company shall register the shares of the Common Stock which may be issued upon the conversion of the principal sum of the Debenture and for the interest payable thereunder as provided for in Exhibit C to the Debenture Purchase Agreement, the Registration Rights Agreement.

          7.     REGULATION  S.

               This Debenture and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Purchase Agreement.

          8.     EVENTS  OF  DEFAULT.

               If any of one or more of the following described events, or the events as described in the Debenture Purchase Agreement, occur (each an "Event of Default") then:

(a) The Company shall fail to pay the principal of, or interest on, this Debenture within five (5) days after the Holder has given written notice to the Company that the same has become due; or

               (b) The Company shall fail to perform or observe any of the provisions contained in any other Section of this Debenture or the Debenture Purchase Agreement and such failure shall continue for more than thirty (30) days after the Holder has given written notice to the Company; or

               (c) Any material representation or warranty made in writing by or on behalf of the Company in this Debenture shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made, and the Company shall have failed to cure such false or incorrect statement within thirty (30) days after the Holder has given written notice to Borrower; or

               (d) The Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of thirty
(30) days; or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of thirty (30) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within thirty (30) days after its issue or levy; or

               (e) A final judgment for money in excess of Twenty-Five Thousand ($25,000) Dollars not covered by insurance shall be rendered against the Company and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied; or

               (f) The Company shall be enjoined, restrained or in any way prevented by a court order from continuing to conduct all or any material part of its business affairs;

          THEN,  or  at  any  time  thereafter,  and  in  each  and  every case:

                    (1) Where the Company is in default under the provisions of Section 8(d) hereof, the entire unpaid principal amount of the Debenture, all interest accrued and unpaid thereon, and all other amounts payable to the Holder hereunder shall automatically become and be forthwith due and payable without offset or counterclaim of any kind and without presentment, demand, protest or notice of any kind, and without regard to the running of the statute of limitations, all of which are hereby expressly waived by the Company; and

                    (2) In any other case referred to in this Section 8, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without offset or counterclaim of any kind and without presentment, demand, protest or further notice of any kind, and without regard to the running of any statutes of limitation, all of which are hereby expressly waived by the Company.

          Any declaration made pursuant to Section 8(2) hereof is subject to the condition that, if at any time after the principal of this Debenture shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon this Debenture (except that Principal Sum of this Debenture which by such declaration shall have become payable) shall have been duly paid, and every Event of Default shall have been made good, waived or cured, then and in every such case the Holder shall be deemed to have rescinded and annulled such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          9.     CORPORATE  OBLIGATION.

               It is expressly understood that this Debenture is solely a corporate obligation of the Company and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.

          10.     TRANSFER.

               Subject to the appropriate provisions of the Act and of Section 7 hereof, this Debenture or any portion of the principal amount hereof in One Hundred Thousand Dollars ($100,000) increments, or multiples thereof (unless the entire Principal Sum is being transferred), is transferable on the records of the Company upon presentation of this Debenture, properly endorsed, at its principal office; upon such presentation and transfer a new Debenture or Debentures will be issued; provided, however, no transfer shall be made to any competitors of the Company. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this Debenture is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

          11.     MISCELLANEOUS.

               (a) Notwithstanding the foregoing, the Company promises to pay interest after maturity (whether by acceleration or otherwise, and before as well as after judgment) at the same rate as above provided prior to maturity on balances, if any, then outstanding.

               (b) Interest under this Debenture shall be computed on the basis of a thirty (30) day month and a year of 360 days for the actual number of days elapsed.

               (c) In case at any time any Common Stock shall be listed on any stock exchange or NASDAQ, the Company will list on such exchange or NASDAQ, and all other exchanges where such stock or other stock, warrants, and securities at the time issuable upon the conversion of this Debenture may be listed, and keep listed thereon subject to listing requirements of such exchange or exchanges, an official notice of issuance upon the conversion of this Debenture, all shares of common stock and other stock and securities from time to time issuable upon such conversion.

               (d) Unless otherwise specifically proved herein, any notice required by this Agreement is effective and deemed delivered when faxed to the numbers set forth herein and receipt of such fax is electronically confirmed. Any such notice shall also be sent on the day such fax is sent (or if such day is not a business day, the next business day by overnight courier), properly addressed. Notices will be sent to the fax numbers and addresses set forth in this Agreement, unless either party notifies the other of an fax and/or address change in writing.

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in Vancouver, British Columbia as of the day and year first above written.

EFINANCIAL  DEPOT.COM,  INC.
     By:  /s/  John  Huguet
          -----------------
     Its:  President
           ---------

OXFORD  CAPITAL  CORP.
By:  /s/  Riaz  Mamdani
     ------------------